


                                                                     EXHIBIT 11

                  WASHINGTON GAS LIGHT COMPANY AND SUBSIDIARIES

            Computation of Earnings per Average Share of Common Stock
         Assuming Full Dilution from Conversion of the $4.60 and $4.36
                          Convertible Preferred Series
         -------------------------------------------------------------
                                 (Unaudited)
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



                                      Three Months Ended      Nine Months Ended
                                     --------------------    -------------------
                                     June 30,    June 30,    June 30,   June 30,
                                       1997        1996        1997       1996
                                     --------    --------    --------   --------
                                           (Thousands, Except Per Share Data)

Net income (loss)                    $   (365)   $ (5,421)   $ 96,203   $ 99,828

Dividends on preferred
 stock (excluding
 dividends on convertible
 preferred stock)                         330         330         990        990
                                     --------    --------    --------   --------

Net income (loss)
 applicable to common stock          $   (695)   $ (5,751)   $ 95,213   $ 98,838
                                     ========    ========    ========   ========

Average common shares
 outstanding on a fully
 diluted basis assuming
 conversion of the
 outstanding shares of
 the $4.60 and $4.36
 convertible preferred
 stock as of the beginning
 of each period based on
 the applicable conversion
 price                                 43,731      43,502      43,735     43,303
                                     ========    ========    ========   ========

Earnings (loss) per average
 share of common stock
 assuming full dilution              $  (0.02)   $  (0.13)   $   2.18   $   2.28
                                     ========    ========    ========   ========


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Note:  These calculations are submitted in accordance with Securities Exchange
       Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because no dilution results.